Exhibit 10.1

FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

Among

IMPERIAL PETROLEUM INC.
as Seller,

and

WHITTIER ENERGY COMPANY AND PREMIER NATURAL RESOURCES, LLC
as Buyer

Dated June 26, 2006

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is entered into as of June 26, 2006 by Imperial Petroleum, Inc., a Nevada corporation (Seller) and Whittier Energy Company, a Nevada corporation and Premier Natural Resources, LLC, a Delaware limited liability company (collectively, Buyer).

Recitals

A.            Seller and Buyer are parties to that certain Purchase and Sale Agreement dated May 1, 2006 ( the “PSA”) pursuant to which the Seller agreed to sell certain properties to Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the PSA.

B.            The parties desire to amend the PSA and stipulate as to certain facts under the PSA.

NOW, THEREFORE, for and in consideration of the covenants contained herein and in the PSA, the parties agree as follows:

Article 1.                Amendments to PSA.

1.1           Postpone Closing. Section 6(c)(ii) is hereby amended and restated as follows:

(ii)           Postpone Closing. Whether or not Seller has then begun to, or ever begins to, cure one or more Asserted Defects (and whether or not Seller has elected option (iii) below with respect to one or more Asserted Defects), Seller may postpone the Closing by designating a new Closing Date not later than July 31, 2006, so that it may attempt to cure one or more Asserted Defects. Notwithstanding any such election to postpone Closing, Seller shall still have no obligation to cure Asserted Defects.

1.2           Actions At Closing. The first paragraph of Section 10(a) is hereby amended and restated as follows:

10.           Closing.

(a)           Actions At Closing. The closing (herein called the “Closing”) of the transaction contemplated hereby shall take place in the offices of Vinson & Elkins L.L.P. located at First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002 at 10:00 a.m. local time on July 31, 2006 (“Closing Date”). The term Closing Date shall include such other date and time (i) as Buyer and Seller may mutually agree upon or (ii) to which the Closing may be postponed pursuant to Sections 6(c)(ii) or 8(a) above. At the Closing:

Article 2.                Stipulations. Buyer and Seller agree and stipulate to the following:

2.1           Defect Claim Date. The Defect Claim Date provided under Section 6(a) (i) of the PSA is no later than July 21, 2006.

2.2           Other Time Periods. All time periods in the PSA which relate to a number of days before or after the Closing Date shall be measured against the Closing Date of July 31, 2006 agreed to in this First Amendment.

2.3           Certain Asserted Defects. Buyer has given Seller notice of certain Asserted Defects affecting the properties in Louisiana shown on Exhibit A and Schedule I of the PSA. Accordingly, Buyer and Seller agree that the Properties located in Louisiana shown on Exhibit A and Schedule I of the PSA are hereby excluded from the transaction covered by the PSA and the Base Purchase Price will be reduced by the amount of $654,200.00 set forth on Schedule I for the Properties designated as “North Louisiana”.

Article 3.                Miscellaneous.

3.1           PSA Continues in Effect. Except as modified by this First Amendment, the PSA shall continue in effect as originally written.

3.2           Choice of Law. Without regard to principles of conflicts of law, this First Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America.

3.3           Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this First Amendment is executed by the parties hereto as of the date set forth above.

IMPERIAL PETROLEUM, INC.

By:	Jeffrey T. Wilson
Jeffrey T. Wilson,
President

WHITTIER ENERGY COMPANY

By:	/s/ Daniel H. Silverman
Daniel H. Silverman, Vice President
and Chief Operating Officer

PREMIER NATURAL RESOURCES, LLC

By:	J. Chris Jacobsen
J. Chris Jacobsen, President and Manager